CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 26, 2013, relating to the financial statements and financial highlights, which appears in the October 31, 2013 Annual Report to Shareholders of Managers Frontier Small Cap Growth Fund, Managers Micro-Cap Fund, Managers AMG TSCM Growth Equity Fund, Managers Real Estate Securities Fund, and Managers PIMCO Bond Fund (five of the series constituting Managers Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 26, 2013, relating to the financial statements and financial highlights, which appears in the October 31, 2013 Annual Report to Shareholders of Managers AMG FQ Tax-Managed U.S. Equity Fund, Managers AMG FQ U.S. Equity Fund, Managers AMG FQ Global Alternatives Fund, and Managers AMG FQ Global Essentials Fund (four of the series constituting Managers Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2014